Exhibit 99.1

FOR IMMEDIATE RELEASE	Contact:	J. Douglas Cheatham
Executive Vice President and
Chief Financial Officer
(630) 906-5484
dcheatham@oldsecond.com

OLD SECOND BANCORP, INC. ANNOUNCES COMMENCEMENT OF MARKETING EFFORTS FOR THE OFFERING OF 13,500,000 SHARES OF COMMON STOCK

Aurora, Illinois (March 26, 2014) — Old Second Bancorp, Inc. (Nasdaq Global Select/OSBC) parent company of Old Second National Bank, announced today that it has begun its marketing efforts in connection with the underwritten public offering of newly issued common stock, to be offered pursuant to a registration statement filed with the Securities and Exchange Commission.

The Company expects to sell 13,500,000 shares of common stock in the underwritten public offering.  The price of the common stock will be determined by agreement of the Company and the underwriters at the time of the pricing of the offering.  Keefe Bruyette & Woods, A Stifel Company, is serving as sole-book running manager and Sandler O’Neill & Partners, L.P. and FIG Partners, LLC are serving as co-managers for the offering.  The Company intends to grant the underwriters an option to purchase up to an additional 2,025,000 shares of common stock to cover over-allotments, if any. The common stock will be issued pursuant to a prospectus filed as part of the Company’s registration statement under the Securities Act of 1933, as amended.

This announcement shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any offer or sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. A registration statement relating to these securities has been filed with the Securities and Exchange Commission but has not yet become effective. These securities may neither be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. The offering will be made only by means of a prospectus which is a part of such registration statement. When available, a copy of the preliminary prospectus may be obtained from Keefe Bruyette & Woods, Inc. at 787 Seventh Avenue, 4th Floor, New York, New York 10019 (Attn: Equity Capital Markets) or by telephone at (800) 966-1559.

Old Second Bancorp, Inc. is a financial services company with its headquarters located in Aurora, Illinois.  The Company is the holding company for Old Second National Bank, a national banking organization headquartered in Aurora, Illinois, which provides commercial, treasury management and retail banking services, as well as trust and wealth management services, through offices located in Cook, Kane, Kendall, DeKalb, DuPage, LaSalle and Will counties in Illinois.  Additional information concerning Old Second can be accessed on the internet at www.oldsecond.com.

This document contains, and future oral and written statements of the Company and its management may contain, forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to the financial condition, results of operations, plans, objectives, future performance and business of the Company. Forward-looking statements, which may be based upon beliefs, expectations and assumptions of the Company’s management and on information currently available to management, are generally identifiable by the use of words such as “believe,” “expect,” “anticipate,” “plan,” “intend,” “estimate,” “may,” “will,” “would,” “could,” “should” or other similar expressions. Additionally, all statements in this document, including forward-looking statements, speak only as of the date they are made, and the Company undertakes no obligation to update any statement in light of new information or future events.  Additional information concerning the Company and its business, including factors that could materially affect the Company’s financial results, is included in the Company’s filings with the Securities and Exchange Commission.